Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor/Media Contact:
Stephen Anderson – 336-436-5274
Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

LabCorp is Scheduled to Speak at RBC Capital Markets’ 2012 Global
Healthcare Conference

Burlington, NC, February 22, 2012 — Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) today announced that David P. King, Chairman and Chief Executive Officer, is scheduled to speak at the RBC Capital Markets’ 2012 Global Healthcare Conference in New York City, NY. LabCorp’s presentation is planned for Wednesday, February 29, 2012 at 8:30 a.m. (EST).

A live audio webcast of the presentation will be available via the Company Web site at www.labcorp.com and archived for replay.

Laboratory Corporation of America® Holdings, an S&P 500 company, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $5.5 billion in 2011, over 31,000 employees worldwide, and more than 220,000 clients, LabCorp offers more than 4,000 tests ranging from routine blood analyses to reproductive genetics to companion diagnostics. LabCorp furthers its scientific expertise and innovative clinical testing technology through its specialized labs and the LabCorp Specialty Testing Group: The Center for Molecular Biology and Pathology, National Genetics Institute, ViroMed Laboratories, Inc., The Center for Esoteric Testing, Litholink Corporation, Integrated Genetics, Integrated Oncology, DIANON Systems, Inc., Monogram Biosciences, Inc., Colorado Coagulation, and Endocrine Sciences. LabCorp conducts clinical trials testing through its Esoterix Clinical Trials Services division. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our organization, visit our Web site at: www.labcorp.com.

This press release contains forward-looking statements. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2010, and subsequent SEC filings, and will be available in the Company’s Form 10-K for the year ended December 31, 2011, when filed.